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                                                                    EXHIBIT 99.3

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                       OF

                              KEY COMPONENTS, LLC

                                      AND

                          KEY COMPONENTS FINANCE CORP.

                         10 1/2% SENIOR NOTES DUE 2008

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") of Key Components, LLC, a Delaware limited liability company (the "Company") and Key Components Finance Corp., a Delaware corporation (together with the Company, the "Issuers"), and the accompanying related Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' exchange offer (the "Exchange Offer") for their 10 1/2% Senior Notes due 2008 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $          of the 10 1/2% Senior Notes due 2008.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] TO TENDER THE FOLLOWING OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF ANY):
     $          OF THE 10 1/2% SENIOR NOTES DUE 2008.

[ ]  NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that: (i) the principal residence of the undersigned is in the state of (fill in state),
               , (ii) the undersigned is acquiring the 10 1/2% Senior Notes due 2008 (the "New Notes") in the ordinary course of business of the undersigned,
(iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), (iv) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, and (v) the undersigned acknowledges and agrees that any person participating in the Exchange Offer for the purpose of distributing the New Notes or who is an affiliate must and will comply with the registration and prospectus delivery requirements of the Act, in connection with any resale of the New Notes (to the extent applicable) acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer-Terms of the Exchange Offer;" (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the
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Prospectus or the Letter of Transmittal to effect the valid tender of such Old
Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Act.

[ ] CHECK THIS BOX IF THE BENEFICIAL OWNER OF THE OLD NOTES IS A BROKER-DEALER AND SUCH BROKER-DEALER ACQUIRED THE OLD NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, A COPY OF THESE INSTRUCTIONS MUST BE RECEIVED WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE BY KEY COMPONENTS, LLC, ATTENTION JAMES D. WILCOX, FACSIMILE (978) 568-3608.

                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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